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                                                                    Exhibit 99.4

                                 PRESS RELEASE


Wednesday January 17, 8:08 am Eastern Time

Press Release

PurchasePro Completes Acquisition of Stratton Warren

Stratton Warren Acquisition Adds Access to $5 Billion in Purchasing Transactions to Global Marketplace

LAS VEGAS--(BUSINESS WIRE)--Jan. 17, 2001--PurchasePro (Nasdaq:PPRO - news), a
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leading enabler of business-to-business e-commerce solutions for companies of all sizes, today announced that it has completed its acquisition of Stratton Warren Inc., (www.strattonwarren.com), a leading inventory management and
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purchasing solutions provider.

The total consideration paid was $14.5 million comprised of $5.5 million in cash and $9 million in PurchasePro common stock.

Stratton Warren currently has a banner list of top-tier customers in a wide variety of vertical markets, including government, foodservice, entertainment, resorts, amusement parks, and the hospitality industry.

The acquisition provides PurchasePro with access to Stratton Warren's customer base that purchases more than $5 billion each year from an estimated 50,000 suppliers. Stratton Warren's solution will enable PurchasePro to increase transactions and revenue in the company's public and private marketplaces, further enhancing PurchasePro's recurring revenue business model.

PurchasePro will make Stratton Warren's solution available to its business members and private label marketplaces in the company's global marketplace -- the industry's only complete buyside/sellside, end-to-end, e-commerce solution.

About PurchasePro

PurchasePro, a leader in business-to-business e-commerce, operates the PurchasePro global marketplace, encompassing more than 30,000 businesses and powering approximately 240 private-label marketplaces with its highly scalable, browser-based e-commerce engine.

PurchasePro's solutions enable businesses of all sizes to easily buy and sell products and services, and compete more effectively by enhancing sales opportunities, reducing procurement costs and greatly increasing employee productivity. PurchasePro responds to the most common corporate needs: e-Procurement for corporate procurement, v-Distributor for online distributors, and e-MarketMaker for Internet market makers.

PurchasePro has developed strategic sales and marketing relationships with industry leaders including America Online, Computer Associates, Gateway, Hilton, Office Depot, and Sprint. The company provides extensive support and training programs. For information, call toll free at 888/830-4600 or in Las Vegas at 702/316-7000 or visit www.purchasepro.com.
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NOTE TO EDITORS: PurchasePro is a servicemark of PurchasePro.com, Inc. All other trademarks or registered trademarks are the property of their respective owners. This news release includes forward-looking statements which are subject to the "Safe Harbor" created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements (which involve the company's plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties, including the risks and uncertainties associated with rapidly changing technologies such as the Internet, the risks of technology development and the risks of competition that can cause actual results to differ materially from those in the forward-looking
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statements. These forward-looking statements represent only the views of certain members of management and do not necessarily represent a consensus of all employees and managers within the company. Moreover, those forward-looking statements are based on limited information available to us now, which is subject to change. It should be clearly understood that the factors and perceptions on which these forward-looking statements are based are highly likely to change over time and that we have no current plan to update these statements. Actual results may differ substantially from what we say today and no one should assume at a later date that the forward-looking statements provided herein are still valid. They speak only as of today. For more information about these risks and uncertainties, see the Securities and Exchange Commission filings of PurchasePro, Inc., including the section entitled "Factors That May Affect Results" in its 10-K filing for the period ended Dec. 31, 1999 and its 10-Q for the quarter ended Sept. 30, 2000, which is available from the company on request and on the Internet at the SEC's Web site, www.sec.gov.
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Contact:
     PurchasePro, Las Vegas
      702/316-7000
     Matthew Brimhall (media contact)
      matthew.brimhall@purchasepro.com
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     Keith Jensen (investor contact)
      keith.jensen@purchasepro.com
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